                                                                   EXHIBIT 99(b)


                               HECHINGER COMPANY
                          CONSOLIDATED BALANCE SHEETS
                        (in thousands except share data)

                                                                                            (unaudited)
                                                                                            MAY 3, 1997        FEB. 1, 1997
                                                                                          ---------------     ----------------
ASSETS

CURRENT ASSETS
Cash and cash equivalents                                                                    $     45,618        $     36,727
Merchandise inventories                                                                           491,746             414,980
Other current assets                                                                               44,017              66,637

                                                                                          ---------------     ----------------

Total Current Assets                                                                              581,381             518,344


PROPERTY, FURNITURE and EQUIPMENT, NET                                                            454,696             461,752



COST IN EXCESS OF NET ASSETS ACQUIRED, NET                                                         51,645              52,066





LEASEHOLD ACQUISITION COSTS, NET                                                                   46,319              46,876



OTHER ASSETS                                                                                       24,925              26,065
                                                                                          ---------------     ----------------

TOTAL ASSETS                                                                                 $  1,158,966        $  1,105,103
                                                                                          ===============     ================


                                                                                            (unaudited)
                                                                                            MAY 3, 1997        FEB. 1, 1997
                                                                                          ---------------     ----------------
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Revolving credit facility                                                                   $      81,229      $       84,814
Accounts payable and accrued expenses                                                             291,142             220,296
Current portion of long-term debt and capital lease
obligations                                                                                         3,439               3,657
                                                                                          ---------------     ----------------

Total Current Liabilities                                                                         375,810             308,767

LONG-TERM DEBT                                                                                    380,703             380,868
CAPITAL LEASE OBLIGATIONS                                                                          13,187              13,610
DEFERRED RENT                                                                                      28,491              27,602

STOCKHOLDERS' EQUITY

Class A common stock, $.10 par value; authorized
50,000,000 shares; issued 32,751,639 and 32,608,139                                                 3,275               3,261

Class B common stock, $.10 par value, authorized
30,000,000 shares; issued 9,572,871 and 9,716,371                                                     957                 971

Additional paid-in capital                                                                        238,248             238,248

Retained earnings                                                                                 119,370             132,914

Unearned compensation                                                                                (190)               (253)

Less treasury stock at cost, 97,265 Class A
common shares and 14,497 Class B common shares                                                       (885)               (885)
                                                                                          ---------------     ----------------

TOTAL STOCKHOLDERS' EQUITY                                                                        360,775             374,256
                                                                                          ---------------     ----------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                                  $   1,158,966      $    1,105,103
                                                                                          ===============     ================



See notes to consolidated financial statements.